Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD THIRD QUARTER 2020 RESULTS

QUARTERLY BASIC EARNINGS PER SHARE OF $0.69 VS $0.31, UP 122.6%

PLANO, Texas, October 29, 2020 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its third quarter ended September 30, 2020.

“The inflection that started more than a year ago accelerated this quarter. We are seeing unprecedented demand for our homes, as many people adapt to a post-COVID lifestyle. People want to own their own spaces, have a home office and grill for their family and friends in their own backyard. Our neighborhoods offer those homes at reasonable price points in some of the best and most diversified growth markets in the country. We are benefiting from the rapid growth and successful expansion of our Trophy Signature Homes brand in the DFW market,” said Jim Brickman Chief Executive Officer.

Results for the Third Quarter Ended September 30, 2020:
For the quarter ended September 30, 2020, basic net income attributable to Green Brick per common share (“EPS”), total revenues, residential units revenue, net income attributable to Green Brick, and backlog reflect a record for any quarter, as detailed below.

(Dollars in thousands, except per share data)	Three Months Ended September 30,
	2020	2019	Increase
Net new home orders	823	436	88.8%
New homes delivered	622	443	40.4%

Total revenues	275,821	209,404	31.7%
Total cost of revenues	207,935	164,679	26.3%
Total gross profit	$67,886	$44,725	51.8%
Net income attributable to Green Brick Partners, Inc.	$34,819	$15,671	122.2%
Basic net income attributable to Green Brick Partners, Inc. per share	$0.69	$0.31	122.6%

Residential units revenue	$263,885	$199,918	32.0%
Homebuilding gross margin percentage	24.8%	21.1%	370 bps

Backlog	$553,058	$319,739	73.0%
Homes under construction	1,361	1,306	4.2%
Active selling communities at end of period	100	85	17.6%

Annualized net income attributable to Green Brick Partners, Inc. as a percentage of the average total Green Brick Partners, Inc. stockholders’ equity	23.5%	12.5%	1,100 bps

Results for the Nine Months Ended September 30, 2020:
Highlights for the nine months ended September 30, 2020 included the following:

•EPS for the nine months ended September 30, 2020 was $1.67, a 96.5% increase compared to EPS of $0.85 for the nine months ended September 30, 2019.

•As compared to the nine months ended September 30, 2019, total revenues were $721.9 million, an increase of 28.6% from $561.5 million; gross profit was $170.8 million, an increase of 41.9% from $120.4 million; and net income attributable to Green Brick was $84.4 million, an increase of 97.5% from $42.7 million.

•Residential units revenue was $683.7 million, an increase of 27.4% compared to $536.6 million for the six months ended September 30, 2019. Land and lots revenue was $38.2 million, an increase of 52.9% compared to $25.0 million for the nine months ended September 30, 2019.

Mr. Brickman continued, “Our net new home orders this quarter were up 89% year over year, driven by order growth at every price point from entry level to second-time move-up buyers. With demand for new quality homes at the highest levels in more than a decade, Green Brick has successfully continued to expand its community count, growing 18% from the prior year. At the same time, Green Brick has grown profitability managing both pace and price, as we increased our Q3 2020 sales absorption by 58% and gross margins by 370 basis points year-over-year to 24.8%. We have leveraged our much higher volumes with only moderate growth in operating expenses to drive basic earnings per share up 122.6%over Q3 2019. Our industry-leading growth in profitability and revenues were most recently recognized by Fortune Magazine who awarded Green Brick the 55th place on its 100 Fastest Growing Companies list, a 38 spot jump from the prior year.”

“Over the past three months, our company has grown our owned and controlled lots over 31% to an all-time record of 12,066 lots, despite starting over 700 homes over the same time period. Thanks to the hard work of our land team and our strong relationships with land sellers and municipalities in our core markets, Green Brick has been able to quickly and efficiently invest its strong operating cash flow into investments in land to fund our planned future growth.”

“It is important to note that our record growth in land and lots was achieved while maintaining a debt to capital ratio of 25.3%, one of the lowest of all public homebuilders,” said Rick Costello, Chief Financial Officer. “The combination of our consistently strong growth and profitability with our conservative balance sheet has been critically important in building our relationship with Prudential Private Capital, resulting in our second issuance of senior notes this August. The $37.5 million of senior unsecured notes issued this quarter are due in 2027 at a fixed rate of 3.35%, a rate comparable with that of long-term rates paid by low-leveraged large-cap peers. The low cost of our debt clearly distinguishes Green Brick from our higher-risk, small-cap peers and will position us for further expansion in our core markets in 2021.”

Green Brick, like every other company in the United States and the global economy, has been impacted by the coronavirus (“COVID-19”) pandemic and the impact of governmental actions taken to combat the pandemic. While response to the COVID-19 outbreak continues to rapidly evolve, during March and the second quarter these steps included stay-at-home orders and social distancing guidelines that have seriously disrupted activities in many other segments of the economy. Although we slowed discretionary capital expenditures, including unsold units under construction in March and April, throughout the pandemic, we continued to build, close and sell homes in our markets. As we began to see increased market activity, we restarted construction of unsold units, recommenced purchases of lots and land and resumed development of land to reflect the market activity. While uncertainty caused by COVID-19 dramatically slowed net new home orders in late March and April 2020, during May and June 2020, our sales rebounded. Our rate of sales accelerated in the third quarter with an increase in net sales of 29%, 135% and 124% during July, August, and September 2020, respectively, over the prior monthly periods. We believe the recovery and expansion of our sales activity is related to a variety of factors, including historically low mortgage interest rates, the participation in home ownership in increasing amounts by the millennial generation, the desire of renters to leave high density living conditions, and the relative strength of the markets in which we operate.

More disclosures related to the COVID-19 pandemic are available in our Quarterly Report on Form 10-Q for the period ended September 30, 2020 on file with the Securities and Exchange Commission.

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2020 at 12:00 p.m. Eastern Time on Friday, October 30, 2020. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 3297773. A replay of the call will be available from approximately 3:30 p.m. Eastern Time on October 30, 2020 through 11:59 p.m. Eastern Time on November 13, 2020. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 3297773.

Non-GAAP Financial Measures and Key Financial Metrics:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reclassifications:
Beginning in the first quarter of 2020, the Company reclassified the allowances for option deposits and pre-acquisition costs related to option contracts from selling, general and administrative expenses to other (loss) income, net in the consolidated statements of income to conform to current year presentation. Net allowances for deposits and pre-acquisition costs were de minimis for the three months ended September 30, 2020 and 2019, and were losses of $1.5 million and $0.5 million for the nine months ended September 30, 2020 and 2019, respectively. There was no impact on net income from the reclassification in any period.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Residential units revenue	$263,885	$199,918	$683,739	$536,560
Land and lots revenue	11,936	9,486	38,182	24,978
Total revenues	275,821	209,404	721,921	561,538
Cost of residential units	198,422	157,243	521,332	421,663
Cost of land and lots	9,513	7,436	29,839	19,503
Total cost of revenues	207,935	164,679	551,171	441,166
Total gross profit	67,886	44,725	170,750	120,372
Selling, general and administrative expenses	(29,177)	(25,061)	(81,718)	(70,584)
Change in fair value of contingent consideration	(210)	(1,492)	(210)	(1,749)
Equity in income of unconsolidated entities	5,299	3,022	13,038	7,565
Other income, net	2,125	3,778	3,004	6,143
Income before income taxes	45,923	24,972	104,864	61,747
Income tax expense	9,969	5,833	17,357	14,993
Net income	35,954	19,139	87,507	46,754
Less: Net income attributable to noncontrolling interests	1,135	3,468	3,124	4,018
Net income attributable to Green Brick Partners, Inc.	$34,819	$15,671	$84,383	$42,736

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.69	$0.31	$1.67	$0.85
Diluted	$0.68	$0.31	$1.66	$0.84
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,617	50,475	50,552	50,564
Diluted	50,876	50,597	50,739	50,642

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$40,269	$33,269
Restricted cash	10,580	4,416
Receivables	5,651	4,720
Inventory	779,360	753,567
Investments in unconsolidated entities	46,235	30,294
Right-of-use assets - operating leases	2,800	3,462
Property and equipment, net	3,620	4,309
Earnest money deposits	22,263	14,686
Deferred income tax assets, net	15,377	15,262
Intangible assets, net	643	707
Goodwill	680	680
Other assets	17,104	10,167
Total assets	$944,582	$875,539
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$23,127	$30,044
Accrued expenses	49,847	24,656
Customer and builder deposits	29,339	23,954
Lease liabilities - operating leases	2,888	3,564
Borrowings on lines of credit, net	93,489	164,642
Senior unsecured notes, net	111,028	73,406
Notes payable	2,131	—
Contingent consideration	210	5,267
Total liabilities	312,059	325,533
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	13,624	13,611
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,053,858 and 50,879,949 issued and 50,661,919 and 50,488,010 outstanding as of September 30, 2020 and December 31, 2019, respectively	511	509
Treasury stock, at cost, 391,939 and 391,939 shares as of September 30, 2020 and December 31, 2019, respectively	(3,167)	(3,167)
Additional paid-in capital	292,388	290,799
Retained earnings	320,347	235,027
Total Green Brick Partners, Inc. stockholders’ equity	610,079	523,168
Noncontrolling interests	8,820	13,227
Total equity	618,899	536,395
Total liabilities and equity	$944,582	$875,539

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change	%	2020	2019	Change	%
Home closings revenue	$262,319	$197,280	$65,039	33.0%	$678,352	$529,003	$149,349	28.2%
Mechanic’s lien contracts revenue	1,566	2,638	(1,072)	(40.6)%	5,387	7,557	(2,170)	(28.7)%
Residential units revenue	$263,885	$199,918	$63,967	32.0%	$683,739	$536,560	$147,179	27.4%
New homes delivered	622	443	179	40.4%	1,623	1,205	418	34.7%
Average sales price of homes delivered	$421.7	$445.3	$(23.6)	(5.3)%	$418.0	$439.0	$(21.0)	(4.8)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change	%	2020	2019	Change	%
Lots revenue	$11,936	$9,486	$2,450	25.8%	$37,798	$24,968	$12,830	51.4%
Land revenue	—	—	—	—%	384	10	374	3,740.0%
Land and lots revenue	$11,936	$9,486	$2,450	25.8%	$38,182	$24,978	$13,204	52.9%
Lots closed	138	61	77	126.2%	302	166	136	81.9%
Average sales price of lots closed	$86.5	$155.5	$(69.0)	(44.4)%	$125.2	$150.4	$(25.2)	(16.8)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change	%	2020	2019	Change	%
Net new home orders	823	436	387	88.8%	2,037	1,334	703	52.7%
Cancellation rate	11.7%	12.6%	(0.9)%	(7.1)%	14.7%	13.7%	1.0%	7.3%
Absorption rate per average active selling community per quarter	8.7	5.5	3.2	58.2%	6.9	5.5	1.4	25.5%
Average active selling communities	95	80	15	18.8%	98	81	17	21.0%
Active selling communities at end of period	100	85	15	17.6%
Backlog	$553,058	$319,739	$233,319	73.0%
Backlog (units)	1,200	710	490	69.0%
Average sales price of backlog	$460.9	$450.3	$10.6	2.4%

	September 30, 2020	December 31, 2019
Lots owned
Central	4,564	4,223
Southeast	2,067	2,196
Total lots owned	6,631	6,419
Lots controlled (1)
Central	4,381	1,410
Southeast	1,054	1,147
Total lots controlled	5,435	2,557
Total lots owned and controlled (1)	12,066	8,976
Percentage of lots owned	55.0%	71.5%

(1)Total lots excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we controlled as of September 30, 2020 and December 31, 2019.

	September 30, 2020	December 31, 2019
Lots under third party option contracts	2,728	1,574
Land under option for future acquisition and development	869	431
Lots under option through unconsolidated development joint ventures	1,838	552
Total lots controlled	5,435	2,557

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and nine months ended September 30, 2020 and 2019 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Residential units revenue	$263,885	$199,918	$683,739	$536,560
Less: Mechanic’s lien contracts revenue	(1,566)	(2,638)	(5,387)	(7,557)
Home closings revenue	$262,319	$197,280	$678,352	$529,003
Homebuilding gross margin	$65,184	$41,704	$161,450	$112,703
Homebuilding gross margin percentage	24.8%	21.1%	23.8%	21.3%

Homebuilding gross margin	65,184	41,704	161,450	112,703
Add back: Capitalized interest charged to cost of revenues	2,914	2,183	7,802	5,553
Adjusted homebuilding gross margin	68,098	$43,887	$169,252	$118,256
Adjusted homebuilding gross margin percentage	26.0%	22.2%	25.0%	22.4%

The following table presents the pre-tax income for the three and nine months ended September 30, 2020 and 2019, which represents net income attributable to Green Brick for the period excluding the provision for income taxes attributable to Green Brick, and reconciles these amounts to net income attributable to Green Brick, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to Green Brick Partners, Inc.	$34,819	$15,671	$84,383	$42,736
Income tax expense attributable to Green Brick Partners, Inc.	9,968	5,743	17,354	14,753
Pre-tax income attributable to Green Brick Partners, Inc.	$44,787	$21,414	$101,737	$57,489

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns a controlling interest in five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Centre Living Homes, and Trophy Signature Homes), as well as a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, BHome Mortgage and Green Brick Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities. For more information about Green Brick’s homebuilding partners and financial services platforms, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “predict,” “projection,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and the earnings call include statements regarding (i) the Company’s strategy for growth, the drivers of that growth, and the impact on the Company’s results, (ii) the impact of certain market factors on the Company’s performance and growth, and (iii) the effects of the COVID-19 pandemic on the homebuilding industry and the Company’s results of operations, business and liquidity, including the impact on demand for new home sales, supply of unsold units, closings and cancellations. These forward-looking statements involve estimates and assumptions which may be affected by risks and uncertainties in the Company’s business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) adverse impacts from general economic conditions, including as a result of the COVID-19 pandemic and the responsive actions taken by federal, state and local public health and governmental authorities, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in consumer price sensitivity or decreased demand for the Company’s homes or finished lots or increases in cancellations, including as a result of the COVID-19 pandemic; (3) availability and cost of labor; (4) a failure to recruit, retain or develop highly skilled and competent employees; (5) availability and cost of raw materials or other supplies, necessary for our homebuilding activities, and the impact of the COVID-19 pandemic on global supply chains; (6) an inability to acquire land for reasonable prices; (7) an inability to develop or sell communities; (8) government regulation risks; (9) a lack of availability or volatility of mortgage financing; (10) a severe weather event or natural disasters; (11) difficulty in obtaining sufficient capital; (12) poor relations with community residents; and (13) an increase in our debt levels or related service obligations. For a more detailed discussion of these and other risks and uncertainties applicable to the Company please see the Company’s Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755